Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" in the Statement of Additional Information, and to the use of our report dated February 26, 2015, in the Registration Statement (Form N-2 No. 333-194093; 811-21195) and related Prospectus of A&Q Long/Short Strategies Fund LLC (formerly O'Connor Fund of Funds: Long/Short Strategies LLC).

/s/ ERNST & YOUNG LLP

New York, New York

April 27, 2015